Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our reports: (1) dated May 26, 2010, relating to the financial statements of Brookfield Infrastructure Partners L.P. (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, (2) dated May 26, 2010 relating to the consolidated and combined financial statements of Brookfield Infrastructure L.P., (3) dated May 26, 2010, relating to the balance sheet of Brookfield Infrastructure Partners Limited, (4) dated January 22, 2010, relating to the consolidated financial statements of Island Timberlands Limited Partnership, (5) dated March 23, 2010, relating to the combined financial statements of Brookfield Global Timber Fund, appearing in the Company’s Annual Report on Form 20-F for the year ended December 31, 2009, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Independent Registered Chartered Accountants

Licensed Public Accountants

Toronto, Ontario

June 29, 2010